Filed Pursuant to Rule 424(b)(2)
Registration No. 333-262964
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 3, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 24, 2022)
Regions Financial Corporation
$% Fixed Rate / Floating Rate Senior Notes due 20

We are offering by this prospectus supplement $          principal amount of our          % Fixed Rate / Floating Rate Senior Notes due 20    (the “Notes”). The
Notes will initially bear interest at          % per annum, payable semi-annually in arrears on [_____] and            of each year, beginning on the issue date to, but
excluding,          , 20  . Commencing on          , 20  , the Notes will bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect
to each quarterly interest period using the SOFR Index as described herein under “Description of the Notes—Compounded SOFR”) plus        %, payable quarterly in
arrears on          , 20  ,            , 20  ,            , 20  and at the maturity date.
On or after          , 2025 (or, if additional Notes are issued after the original issue date, on or after the date that is 181 days after the issue date of such additional
Notes) and prior to          , 20  , we may redeem the Notes, in whole or in part, at any time or from time to time, by paying the aggregate principal amount of the
Notes to be redeemed plus a “make-whole” premium (as described herein under “Description of the Notes—Redemption”) plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. On _____, 20  , we may redeem the Notes, in whole, but not in part, by paying the aggregate principal amount of the
Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time or from time to time on or after [_____],
20  , we may redeem the Notes in whole or in part by paying the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.
The Notes will be senior unsecured obligations of Regions Financial Corporation and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries.
The Notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will not be listed on any securities exchange. Currently there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on
Form 10-K for the year ended December 31, 2023 to read about factors you should consider before investing in the Notes.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Regions(1)
Per Note	%	%	%
Total Notes	$	$	$
(1)  Plus accrued interest, if any, from September    , 2024.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of
Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, against payment in New York, New York on or about September    , 2024.
Our affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market.
These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.
Joint Book-Running Managers

Barclays	Citigroup	Deutsche Bank Securities	UBS Investment Bank	Regions Securities LLC

Prospectus Supplement dated September, 2024
S-i
TABLE OF CONTENTS
Prospectus Supplement

Page
About This Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-ii
Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-ii
Special Note Regarding Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-iv
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-5
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-12
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-13
Description of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-14
Book-Entry, Delivery and Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-31
Material United States Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-35
Certain ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-39
Underwriting (Conflicts of Interest) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-41
Validity of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-46
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	S-46
Prospectus

S-ii
ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean Regions Financial Corporation and not its subsidiaries and references to “Regions” mean Regions Financial Corporation and its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus prepared by us or on our behalf. When you make a decision about whether to invest in the Notes, you should not rely upon any information other than the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference.
We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy Notes in any circumstances under which the offer or solicitation is unlawful.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and
Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.regions.com. Except for SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the information on or that can be accessed through our website is part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the Notes offered by this prospectus supplement (in each case, other than information that is deemed, under SEC rules, not to have been filed):
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed February 23, 2024;
•Our Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders held on April 17, 2024, filed March 4, 2024;
•Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed
May 7, 2024 and August 6, 2024, respectively; and
•Our Current Reports on Form 8-K, filed February 14, 2024, April 18, 2024, June 6, 2024, July 23, 2024,
July 29, 2024, and August 13, 2024.
S-iii
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:
Regions Financial Corporation
Investor Relations
1900 Fifth Avenue North
Birmingham, Alabama 35203
Telephone: (205) 264-7040
S-iv
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined in the Private Securities Litigation Reform Act of
1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,”
“potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,”
“may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities Regions serves (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect
Regions’ lending and other businesses and Regions’ financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on Regions’ businesses and Regions’ financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect Regions’ revenue and expense, the value of assets (such as Regions’ portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where Regions’ allowance for credit losses may not be adequate to cover Regions’ eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on
Regions’ ability to increase assets and to attract deposits, which could adversely affect Regions’ net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase Regions’ funding costs.
•Possible downgrades in Regions’ credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
S-v
•The loss of value of Regions’ investment portfolio could negatively impact market perceptions of
Regions.
•Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ businesses.
•The effects of social media on market perceptions of Regions and banks generally.
•Market replacement of LIBOR and the related effect on Regions’ legacy LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•The effects of problems encountered by other financial institutions that adversely affect Regions or the banking industry generally could require Regions to change certain business practices, reduce Regions’
revenue, impose additional costs on Regions, or otherwise negatively affect Regions’ businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including Regions, to attract and retain depositors and to borrow or raise capital.
•Regions’ ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than Regions does or are subject to different regulatory standards than Regions is.
•Regions’ inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on
Regions’ revenue.
•Regions’ inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Regions’ ability to execute on Regions’ strategic and operational plans, including Regions’ ability to fully realize the financial and nonfinancial benefits relating to Regions’ strategic initiatives.
•The risks and uncertainties related to Regions’ acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of Regions’ marketing efforts in attracting and retaining customers.
•Regions’ ability to achieve Regions’ expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of Regions’
borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on Regions’ businesses.
•Fraud, theft or other misconduct conducted by external parties, including Regions’ customers and business partners, or by Regions’ employees.
S-vi
•Any inaccurate or incomplete information provided to Regions by Regions’ customers or counterparties.
•Inability of Regions’ framework to manage risks associated with Regions’ businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-
attack or similar act or failure to deliver Regions’ services effectively.
•Regions’ ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for Regions’
businesses on acceptable terms.
•The inability of Regions’ internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Regions’ ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt Regions’ businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to Regions’ systems, increased costs, losses, or adverse effects to Regions’ reputation.
•The effects of the failure of any component of Regions’ business infrastructure provided by a third party could disrupt Regions’ businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase Regions’ costs, negatively affect Regions’ reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against Regions or any of Regions’ subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which Regions or any of Regions’ subsidiaries are a party, and which may adversely affect Regions’ results.
•Changes in laws and regulations affecting Regions’ businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require Regions to change certain business practices, increase compliance risk, reduce Regions’ revenue, impose additional costs on
Regions, or otherwise negatively affect Regions’ businesses.
•Regions’ capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause Regions to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by Regions’ regulators, which may impact Regions’ ability to return capital to shareholders.
•Regions’ ability to comply with stress testing and capital planning requirements (as part of the
Comprehensive Capital Analysis and Review process or otherwise) may continue to require a significant investment of Regions’ managerial resources due to the importance of such tests and requirements.
•Regions’ ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including Regions’ ability to generate capital internally or raise
S-vii
capital on favorable terms, and if Regions fails to meet requirements, Regions’ financial condition and market perceptions of Regions could be negatively impacted.
•Regions’ ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of Regions’ products and services may be affected by changes in laws and regulations in effect from time to time.
•Regions’ ability to receive dividends from Regions’ subsidiaries, in particular Regions Bank, could affect Regions’ liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of Regions’ common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in Regions’ certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact Regions’
earnings, capital ratios and Regions’ ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the Financial Accounting Standard
Board or other regulatory agencies could materially affect Regions’ financial statements and how
Regions reports those results, and expectations and preliminary analyses relating to how such changes will affect Regions’ financial results could prove incorrect.
•Any impairment of Regions’ goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on Regions’ deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect
Regions’ operations and/or Regions’ loan portfolios and increase Regions’ cost of conducting business.
The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on Regions’ businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect Regions’ capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase Regions’ allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause Regions’ actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” in Regions’
Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the
quarter ended June 30, 2024, as filed with the SEC, and “Risk Factors” in Regions’ Annual Report on
Form 10-K for the year ended December 31, 2023, as filed with the SEC and available on its website at
www.sec.gov.

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2023 to determine whether an investment in the notes is appropriate for you.
Regions Financial Corporation
Regions Financial Corporation is a Delaware corporation (NYSE symbol: RF) and financial holding company headquartered in Birmingham, Alabama operating in the South, Midwest and Texas. In addition, Regions operates several offices delivering specialty capabilities in New York, Washington D.C., Chicago and other locations nationwide. Regions provides financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services and wealth and investment services. Further, Regions and its subsidiaries deliver specialty capabilities including merger and acquisition advisory services, capital market solutions, home improvement lending and others. Through its subsidiary Regions Bank, Regions operated 1,262 total branch outlets as of June 30, 2024. At June 30, 2024, Regions had total consolidated assets of approximately $154.1 billion, total consolidated deposits of approximately $126.6 billion and total consolidated shareholders’ equity of approximately
$17.2 billion. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”
Regions is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.
Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and
the telephone number is (800) 734-4667.

Summary of the Offering
The following summary contains basic information about the Notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the Notes. For a complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of Notes.”

Issuer .......................................................	Regions Financial Corporation, a Delaware corporation and a financial holding company.

Notes Offered ..........................................	$ aggregate principal amount of % Fixed Rate / Floating Rate Senior Notes due 20 , which we refer to as the “Notes.”

Issue Date ................................................	September , 2024.

Maturity ..................................................	, 20 .

Fixed Interest Rate .................................	% per annum.

Fixed Rate Period ...................................	From, and including, the issue date to, but excluding, , 20 .

Fixed Interest Payment Dates ...............	Every and , commencing on , 2025 and ending on , 20 .

Floating Interest Rate ............................
Compounded SOFR, determined as set forth under “Description of
Notes—Compounded SOFR,” plus    %. The interest rate on the Notes
will in no event be higher than the maximum rate permitted by New
York law as the same may be modified by United States law of general application and will in no event be lower than zero.

Floating Rate Period ..............................	From, and including, , 20 to, but excluding, the maturity date.

Floating Interest Payment Dates ..........	, 20 , , 20 , , 20 and at the maturity date, as further described under “Description of Notes—Interest on the Notes.”

Day Count Convention ..........................
During the fixed rate period, interest will be computed on the basis of a
360-day year consisting of twelve 30-day months.
During the floating rate period, interest will be computed on the basis of actual number of days in each interest period (or any other relevant period) and a 360-day year.

Record Dates ...........................................
15 days prior to each interest payment date (whether or not a business day), provided that if the Notes are global notes held by DTC, the record date for such Notes will be the close of business on the business day preceding the applicable interest payment date, and provided further that interest payable at the maturity date or upon earlier redemption will be paid to the person to whom principal is payable.

No Guarantees ........................................	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking ...................................................
The Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of June 30, 2024, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $133.9 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise. As of June 30, 2024, Regions Financial
Corporation (parent company only) had an aggregate of approximately
$2.1 billion of outstanding senior debt and approximately $549 million of outstanding subordinated and junior subordinated debt. The indenture pursuant to which we will issue the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Redemption/Repayment ........................
On or after          , 2025  (or, if additional Notes are issued after the
original issue date, on or after the date that is 181 days after the issue
date of such additional Notes) and prior to          , 20  , we may redeem
the Notes, in whole or in part, at any time or from time to time, by paying the aggregate principal amount of  Notes to be redeemed plus a
“make-whole” premium (as described herein under “Description of the
Notes—Redemption”) plus accrued and unpaid interest thereon, if any,
to, but excluding, the redemption date. On        , 20  , we may redeem
the Notes, in whole, but not in part, by paying the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time or
from time to time on or after      , 20  , we may redeem the Notes in
whole or in part by paying the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of Notes—
Redemption.”

Sinking Fund ..........................................	There is no sinking fund for the Notes.

Further Issuances ...................................
The Notes will initially be limited to an aggregate principal amount of
$      . We may, without your consent, increase the principal amount of the Notes by issuing an unlimited principal amount of additional notes in the future on the same terms and conditions as the Notes offered hereby, except for any differences in the issue date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the Notes offered hereby; provided that if any additional notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number, and such additional notes will constitute and form a single series with the Notes offered hereby.

Use of Proceeds .......................................
The net proceeds to us from the sale of the Notes, after deduction of estimated underwriting discount and estimated expenses payable by us,
will be approximately $      , and will be used by us for general
corporate purposes.

Form and Denomination .......................
The Notes will be offered in book-entry form through the facilities of
The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the Notes through Clearstream Banking, S.A., or
Euroclear Bank SA/NV, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems.

Listing ......................................................	The Notes will not be listed on any securities exchange.

Governing Law .......................................	The Notes and the indenture pursuant to which we will issue the Notes will be governed by the laws of the State of New York.

Risk Factors ............................................
See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December
31, 2023, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Trustee ....................................................	Deutsche Bank Trust Company Americas.

Conflicts of Interest ................................
Regions Securities LLC, our subsidiary, is participating in this offering of Notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121.
Regions Securities LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

RISK FACTORS
An investment in our Notes involves certain risks. You should carefully consider (i) the risks described below,
(ii) the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as other disclosures in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and (iii) the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-
looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.
The Notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.
The Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the Notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the Notes.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by Regions Bank to us, as well as by us to our shareholders. Regulations of both the Board of Governors of the Federal Reserve System (the “FRB”) and the State
of Alabama Banking Department affect the ability of Regions Bank to pay dividends and other distributions to us and to make loans to us. If Regions Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the Notes.
In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the Notes to benefit indirectly from that distribution also will be subject to these prior claims. The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits, which means that our subsidiaries’
creditors will be paid from our subsidiaries’ assets before holders of the Notes would have any claims to those assets. Therefore, you should look only to our assets for payments on the Notes. At June 30, 2024, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $133.9 billion.
Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.
The Notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.
The Notes will be effectively subordinated to any of the existing and future secured debt we or our subsidiaries may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the
Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

There are limited covenants in the indenture pursuant to which we will issue the Notes.
Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture pursuant to which we will issue the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of Notes—Merger,
Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.
In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of
Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants” included in this prospectus supplement.
The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.
The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal
Deposit Insurance Corporation or any other governmental agency or instrumentality.
You may be unable to sell the Notes because there is no public trading market for the Notes.
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the Notes will be relatively illiquid and you may be unable to sell your Notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the Notes, one or more of the underwriters currently intend to make a secondary market in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the Notes may not develop or any such market may not have sufficient liquidity.
If a trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the Notes.
If a trading market develops, the liquidity and prices of the Notes will depend on many factors, including: (i)
our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; and (iv) the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the Notes.
In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including Regions, the issuer of the Notes, and Regions Bank, our depository institution subsidiary.
However, our ratings may not reflect the potential impact of risks related to market or other factors. A negative change in ratings could have an adverse effect on the liquidity and price of the Notes.
A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.
Holders of our debt, including the debt securities may absorb losses if we were to enter into a resolution.
FRB rules require that certain global systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“Eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:
• in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

• in a receivership administered by the Federal Deposit Insurance Corporation under Title II of the Dodd-Frank
Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).
On August 29, 2023, the FRB, the Office of the Comptroller of the Currency and the Federal Deposit Insurance
Corporation issued a notice of proposed rulemaking (the “LTD NPR”), that proposed long-term debt requirements that, if adopted as proposed, would require covered bank holding companies who are not GSIBs, such as us, to issue and maintain minimum amounts of Eligible LTD with specific terms for purposes of absorbing losses or recapitalizing the covered bank holding company and its operating subsidiaries. The LTD NPR also proposed requiring minimum amounts of Eligible LTD to be maintained by insured depositary institutions (“IDIs”), such as
Regions Bank, that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets or are affiliated with IDIs that have at least $100 billion in consolidated assets.
While we are not currently subject to the Eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may be subject to the long-term debt requirements of such rules. Unless otherwise specified in an accompanying supplement, we intend to qualify the Notes offered by this prospectus as
Eligible LTD for purposes of the FRB’s rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. If we were to enter into a resolution, holders of our Eligible LTD and other debt and equity securities will absorb our losses and the losses of our subsidiaries.
As a result, our losses and any losses incurred by our subsidiaries would be imposed first on holders of our equity securities and thereafter on our unsecured creditors, including holders of Eligible LTD (such as the Notes)
and other debt securities. Claims of holders of those securities would have a junior position to the claims of creditors of our subsidiaries and to the claims of priority (as determined by statute) and secured creditors of Regions
Financial Corporation.
Accordingly, in a resolution of Regions Financial Corporation in bankruptcy, holders of our Eligible LTD and other debt securities, including the Notes, would realize value only to the extent available to us as a shareholder of
Regions Bank and our other subsidiaries, and only after any claims of priority and secured creditors of Regions
Financial Corporation have been fully repaid.
We may redeem the Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.
We may, at our option, redeem the Notes at the applicable times and at the applicable redemption price described herein under “Description of Notes—Redemption.” In the event we redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed.
The interest rate on the Notes will reset from fixed to floating rates.
During the period from, and including, the issue date to, but excluding,                , 20  , the Notes will bear
interest at a fixed rate of                  % per annum. However, during the period from, and including                , 20  ,
to, but excluding, the maturity date, the Notes will bear interest at a floating rate per annum in accordance with the
formula set forth under “Description of Notes—Compounded SOFR,” plus                    %. As a result, the interest
rate in any floating rate period may be less than the initial interest rate or the interest rate that applies in the preceding interest period, which would affect the amount of any interest payments under the Notes and, therefore, could affect their market value.
The amount of interest payable with respect to each interest period during the floating rate period will be determined near the end of such interest period for the Notes.
The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to the Notes. Consequently, it may be difficult for investors in the Notes to estimate reliably the amount of interest that will be payable on the Notes. In addition, some investors may be unwilling or unable to trade the Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Notes.

In determining the rate for the final floating rate interest payment period, the level of SOFR for any day from and including the second U.S. Government Securities Business Day prior to the maturity date or, if applicable, the redemption date to, but excluding, the maturity date or, if applicable, the redemption date, will be the level of
SOFR in respect of such second U.S. Government Securities Business Day prior to the maturity date or, if applicable, the redemption date.
For the final floating rate interest payment period, because the level of SOFR for any day from and including the second U.S. Government Securities Business Day prior to the maturity date or, if applicable, the redemption date to, but excluding, the applicable maturity date or redemption date will be the level of SOFR in respect of such second U.S. Government Securities Business Day prior to the maturity date or, if applicable, the redemption date, investors in the Notes will not receive the benefit of any increase in the level in respect of SOFR beyond the level for such date in connection with the determination of the interest payable with respect to such floating rate interest payment period, which could adversely impact the amount of interest payable with respect to that floating rate interest payment period.
The interest rate on the Notes during the floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.
For each interest period during the floating rate period, the interest rate on the Notes will be based on a compounded SOFR rate calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement, not the SOFR rate published on or in respect of a particular date during such period or an average of SOFR rates during such period. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New
York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding
SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods.
For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded
SOFR (as defined below) used to calculate the interest rate on the Notes during the relevant interest period. In addition, the method for calculating an interest rate based upon SOFR in market precedents varies. If the market predominantly adopts a different calculation method, the liquidity and market value of the Notes may be adversely affected.
SOFR has a limited history and its historical performance is not indicative of future performance.
The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the
Notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the Notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the Notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the Notes and the trading price of such Notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.
The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of
SOFR to maintain market acceptance could adversely affect the Notes.
SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S.

dollar LIBOR represented interbank funding over different maturities. As a result, SOFR will likely not perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.
The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider
SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the Notes and the price at which you can sell the Notes.
Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of the Notes and the price at which investors can sell their Notes in the secondary market could be adversely affected. In addition, investors in the Notes may not be able to sell their Notes at all or may not be able to sell their Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the Notes.
The price at which the Notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.
Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of SOFR, (ii)
volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of such Notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the Notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the Notes. Depending on the actual or anticipated level of SOFR, the market value of the
Notes may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your
Notes prior to maturity.
The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider the interests of the investors in the Notes in doing so.
The FRBNY, as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the Notes as further described under “Description of Notes—Effect of
Benchmark Transition Event” will apply). The administrator has no obligation to consider the interests of investors in the Notes in calculating, adjusting, converting, revising or discontinuing SOFR.

If SOFR is discontinued, the Notes will bear interest during the floating rate period by reference to a different base rate, which could adversely affect the value of the Notes, the return on the Notes and the trading price of the
Notes; there can be no guarantee that any Benchmark Replacement will be a comparable substitute for SOFR.
If we or our designee determines that a Benchmark Transition Event (as defined below) and its related
Benchmark Replacement Date (as defined below) have occurred with respect to the Notes, then the interest rate on the Notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark
Replacement,” as described herein under “Description of Notes—Effect of Benchmark Transition Event.” The
selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the Notes in accordance with this prospectus supplement could result in adverse consequences to the applicable interest rate on the Notes, which could adversely affect the return on, value of and market for the Notes.
If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement
Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by
(i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee), (ii)
the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.
In addition, the terms of the Notes expressly authorize us or our designee to make Benchmark Replacement
Conforming Changes (as defined below) with respect to, among other things, the determination of interest payment periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any
implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Notes, which could adversely affect the return on, value of and market for the
Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing, that securities linked to any Benchmark Replacement will gain market acceptance, or that the administrator for any Benchmark Replacement (or any reference rate underlying a
Benchmark Replacement) will not make changes to the reference rate or discontinue administration of the
Benchmark Replacement (or any underlying reference rate), all of which could adversely affect the value of and market for the Notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods, and the return on, value of and market for the Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.
We or our designee may make certain determinations with respect to the Notes, which determinations may adversely affect the Notes.
We or our designee may make certain determinations with respect to the Notes as described herein under
“Description of Notes—Compounded SOFR.” For example, if a Benchmark Transition Event and its related
Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Notes in our or our designee’s sole discretion as described herein under “Description of Notes—Compounded
SOFR.” In addition, we or an affiliate of ours may assume the duties of the Calculation Agent (as defined below) for the Notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the base rate or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark

Replacement Conforming Changes. These potentially subjective determinations will be made by us or our designee.
These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. For further information regarding these types of determinations, see
“Description of Notes—Compounded SOFR.”

CAPITALIZATION
The following table sets forth the consolidated capitalization of Regions as of June 30, 2024 (1) on an actual basis and (2) as adjusted to give effect to (i) the issuance and sale of the Notes offered by this offering and (ii) the issuance and sale of Regions’ Series F Preferred Stock on July 29, 2024, and assuming redemption in full of
Regions’ Series B Preferred Stock, which is scheduled to occur on September 16, 2024. The information presented here is only a summary and should be read together with the financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	June 30 , 2024
	Actual	As Adjusted
	(Dollars in Millions)
Long-term debt (1):
Regions Financial Corporation
Senior Notes:
% senior notes due 20 offered hereby ..............................................	$—	$
2.25% senior notes due May 2025 .................................................................	749	749
1.80% senior notes due August 2028 .............................................................	647	647
5.722% senior notes due June 2030 ...............................................................	746	746
Subordinated Notes:
7.75% subordinated notes due September 2024 ........................................	100	100
6.75% subordinated debentures due November 2025 ................................	151	151
7.375% subordinated notes due December 2037 .......................................	298	298
Valuation adjustments on hedged long-term debt .........................................	(106)	(106)
Regions Bank (2)
Subordinated Notes:
6.45% subordinated notes due June 2037 .................................................	496	496
FHLB advances ........................................................................................	2,000	2,000
Other long-term debt .................................................................................	2	2
Total Long-Term Debt ..................................................................................	$5,083	$
Shareholders’ Equity:
Series B Preferred Stock ................................................................................	$433	$—
Series C Preferred Stock ................................................................................	490	490
Series D Preferred Stock ................................................................................	346	346
Series E Preferred Stock ................................................................................	390	390
Series F Preferred Stock .................................................................................	—	488
Common stock .......................................................................................	10	10
Additional paid-in capital .......................................................................	11,575	11,575
Retained earnings ...................................................................................	8,561	8,561
Treasury stock, at cost ............................................................................	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net ...............................	(3,265)	(3,265)
Total shareholders’ equity ..........................................................................	$17,169	$17,224
Total Capitalization ......................................................................................	$22,252	$
_________
(1)  Long-term debt consists of debt with a maturity of one year or more at the time it is incurred.
(2)  As of June 30, 2024, Regions Bank had total liabilities of $133.9 billion, including $126.6 billion of deposit liabilities.

USE OF PROCEEDS
The net proceeds to us from the sale of the Notes, after deduction of estimated underwriting discount and estimated expenses payable by us, will be approximately $, and will be used by us for general corporate purposes.

DESCRIPTION OF NOTES
General
The Notes will be a series of our senior debt securities issued under a senior indenture, dated as of August 8,
2005, as amended and supplemented by a supplemental indenture, to be dated as of September    , 2024, between us
and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee. The senior indenture has been filed as an exhibit to the registration statement and as an exhibit to our Current Report on Form 8-K filed on August 9, 2005. Throughout this summary, we refer to both the senior indenture and supplemental indenture for the Notes together as the indenture. The trustee’s main role is to enforce your rights against us if we default. The following description of the Notes may not be complete and is subject to and qualified in its entirety by reference to the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.
The Notes will mature at 100% of their principal amount on          , 20    (the “maturity date”), unless earlier
redeemed. The Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Notes on any securities exchange. The Notes will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the Notes. Regions may from time to time, without notice or consent of the holders of the Notes, incur additional senior indebtedness ranking equally with the Notes, as well as additional subordinated indebtedness ranking junior to the Notes. As of
June 30, 2024, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $133.9 billion.
Because we are a holding company, our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of Regions Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.
The Notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and
Covenant Defeasance.” Except in connection with certain optional redemption circumstances for the Notes described under “—Redemption,” no additional amounts or make-whole amounts, as those terms are defined in the indenture, will be payable with respect to the Notes. The Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance
Corporation, the FRB or any other governmental agency or instrumentality.
The Notes will initially be limited to an aggregate principal amount of $          . We may, without the consent of
the holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, the issue price and interest accrued prior to the date of issuance of the additional notes, and with the same CUSIP number as the Notes offered by this prospectus supplement; provided that if any additional notes are not fungible with the Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued under a separate
CUSIP number. The series of Notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the indenture for the series of Notes.
The principal of the Notes will be payable on the maturity date or such earlier date set for redemption of any
Notes (together with any interest then payable), as applicable. If the maturity date or such earlier redemption date falls on a day that is not a “business day” (as defined below), any payment in relation to such date will be postponed to the next day that is a business day, and no interest shall accrue on the amount payable for the period from and after such maturity date or earlier redemption date. Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust
Company (“DTC”) and its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, as
operator of the Euroclear System. When we refer to a “business day” with respect to the Notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Interest on the Notes
Interest on the Notes will accrue from, and including, September    , 2024 (the issue date) to, but excluding, the
first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date (or if the Notes are redeemed during the period, the redemption date) or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the Notes.
During the period from, and including, September    , 2024, to, but excluding,            , 20  (the “fixed rate
period”), the Notes will bear interest at the rate of    % per annum. Such interest will be payable semi-annually in
arrears on          and            of each year, beginning on          , 2025 and ending on          , 20  (each such date, a
“fixed interest payment date”). During the period from, and including,            , 20  , to, but excluding, the maturity
date (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to Compounded
SOFR plus        %, as determined by the Calculation Agent in the manner described below. Such interest will be
payable quarterly in arrears on          , 20  ,            , 20  ,            , 20  and at the maturity date (each such date, a
“floating interest payment date”). Compounded SOFR for each interest period in the floating rate period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation
Period relating to such interest period.
Interest will be paid to the person in whose name such note is registered at the close of business 15 days preceding the related interest payment date (whether or not a business day), provided that if the Notes are global notes held by DTC, the record date for such Notes will be the close of business on the business day preceding the applicable interest payment date, and provided further that interest payable at the maturity date or upon earlier redemption will be paid to the person to whom principal is payable.
For the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30 day months. For the fixed rate period, if any fixed interest payment date or redemption date of the Notes falls on a day that is not a business day, the related payment of interest will be made on the next day that is a business day with the same force and effect as if made on the applicable interest payment date, and no interest shall accrue on the amount payable for the period from and after such applicable interest payment date.
For the floating rate period, interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the Notes for each interest period during the floating rate period will be computed by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of days in the applicable interest period divided by 360. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by
United States law of general application and will in no event be lower than zero. For the floating rate period, if any floating interest payment date of the Notes (other than the maturity date) falls on a day which is not a business day, that floating interest payment date will be postponed and the related payment of interest on the Notes will be made on the next day which is a business day, except that if the next succeeding business day falls in the next calendar month, then such floating interest payment date will be advanced to the immediately preceding day that is a business day, and in each case, the related interest periods will also be adjusted for such non-business days.
The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in the floating rate period in arrears as soon as reasonably practicable on or after the Interest
Payment Determination Date (as defined below) for such interest period and prior to the relevant floating interest payment date and will notify us (if we are not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each interest period in the floating rate period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant floating interest payment date.
At the request of a holder of the Notes, we will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period in the floating rate period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any interest period in the floating rate period, will be maintained on file at the Calculation Agent’s principal offices and will be provided in writing to the trustee.
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY reports that SOFR includes all trades in the Broad
General Collateral Rate and bilateral Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, a subsidiary of The Depository
Trust and Clearing Corporation (“DTCC”), and SOFR is filtered by the FRBNY to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the FRBNY, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR.
The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.
Because SOFR is published by the FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. The information contained in this section is based upon the New York
Federal Reserve’s Website and other U.S. government sources.
Compounded SOFR
With respect to any interest period during the floating rate period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” = For periods other than the initial interest period during the floating rate period, the SOFR
Index value on the preceding Interest Payment Determination Date, and, for the initial interest period during the floating rate period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before
the first day of such initial interest period (such first day expected for the Notes to be          , 20  );
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable floating interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the Notes, relating to the applicable redemption date); and

“d” is the number of days in the relevant Observation Period.
For purposes of determining Compounded SOFR,
“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each floating interest payment date (or, in the case of the redemption of the Notes, preceding the applicable redemption date).
“Observation Period” means, in respect of each interest period during the floating rate period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the floating interest payment date for such interest period (or in the final interest period during the floating rate period, preceding the maturity date or, in the case of the redemption of the Notes, preceding the applicable redemption date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
1.the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR
Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business
Day (the “SOFR Index Determination Time”); or
2.if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination
Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR
Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related
Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the
SOFR Administrator’s Website.
“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://apps.newyorkfed.org/
marets/autorates/sofr-avg-ind, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the indenture or the Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related
Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark
Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period during the floating rate period will be an annual rate equal to the sum of the Benchmark Replacement plus
% for the Notes.
SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination
Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period in the floating rate period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR
Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-
reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period”
and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s
Website.
Effect of Benchmark Transition Event
1.Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
2.Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark
Replacement, we or our designee will have the right to make Benchmark Replacement Conforming
Changes from time to time.
3.Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•will be conclusive and binding on the beneficial owners and holders of the Notes and the trustee absent manifest error;
•if made by us as Calculation Agent, will be made in our sole discretion;
•if made by a Calculation Agent other than us or our designee (which may be our affiliate), will be made after consultation with us, and such Calculation Agent or designee (which may be our affiliate) will not make any such determination, decision or election to which we reasonably object; and
•notwithstanding anything to the contrary in the indenture or the Notes, shall become effective without consent from the holders of the Notes, the trustee or any other party.
Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation
Agent be responsible for making any such determination, decision or election.
Under no circumstances will the trustee (in any capacity in which it may act, including, without limitation, if relevant, as Calculation Agent) be responsible for selecting or determining any Benchmark Replacement if the
Benchmark will no longer be available following a Benchmark Transaction Event and its related Benchmark
Replacement Date. In the case of a Benchmark Transition Event, we will select the Benchmark Replacement prior to the Benchmark Replacement Date and in consultation with the Calculation Agent, ensuring that the Calculation
Agent will be able to meet its obligations and requirements under the indenture with respect to the Benchmark
Replacement. No such replacement (including any conforming changes to the indenture) shall affect the trustee’s or the calculation agent’s own rights, duties or immunities under the indenture or otherwise.
For the avoidance of doubt, the Trustee (in any capacity in which it may act, including, without limitation, if relevant, as Calculation Agent) shall be under no obligation (i) to monitor, determine or verify the unavailability or cessation of any index or interest rate, Compounded SOFR or SOFR Index or SOFR, (ii) to select, determine or designate any successor or replacement index, or whether the conditions to the designation of such an index or rate for the Notes have been satisfied, or (iii) to determine whether or what changes are necessary or advisable, if any, in connection with any of the foregoing. The Trustee (in any capacity in which it may act, including, without limitation, if relevant, as Calculation Agent) shall not be liable for any inability, failure or delay on the part of the
Trustee (or Calculation Agent) in performing any of its duties set forth in the Indenture as a result of the unavailability of SOFR or any index and designation of a replacement rate or replacement index, including as a result of any inability, delay, error or inaccuracy on our part or the part of our designee in providing any direction, instruction, notice, or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties. The Trustee (in any capacity in which it may act, including, without limitation, if relevant, as Calculation Agent) shall not have any duty to succeed to, assume or otherwise perform any of our duties or the duties of our designee in the event of a default, breach or failure of performance on our part or the part of our designee, as applicable.
The Trustee (in any capacity in which it may act, including, without limitation, if relevant, as Calculation
Agent (unless specifically agreed otherwise in writing in its capacity as Calculation Agent)) will not be responsible for (i) determining SOFR, the SOFR rate, any rate related to, or based on, SOFR or any other rate or any successor or replacement rate or any changes related to SOFR in connection with any of the foregoing, (ii) monitoring, determining or verifying the unavailability or cessation of SOFR, the SOFR rate, any rate related to, or based on,
SOFR and shall not have any liability for the failure of any party to set such rate or provide notice related thereto.
Certain defined terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a
Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to
Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:
1.the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant
Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark
Replacement Adjustment;
2.the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
3.the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
1.the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant
Governmental Body for the applicable Unadjusted Benchmark Replacement;
2.if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the
ISDA Fallback Adjustment; or

3.the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-
current Benchmark (including any daily published component used in the calculation thereof):
1.in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
2.in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
1.a public statement or publication of information by or on behalf of the administrator of the Benchmark
(or such component) announcing that such administrator has ceased or will cease to provide the
Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the
Benchmark (or such component);
2.a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the
Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
or
3.a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period.
We or an affiliate of ours may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero)
that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA
Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is
Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark
Replacement Conforming Changes.
“Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark
Replacement Adjustment.
Ranking
The Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of Notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including Regions Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes. As of June 30, 2024, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately
$133.9 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise. As of June 30, 2024, Regions Financial Corporation (parent company only) had an aggregate of approximately $2.1 billion of outstanding senior debt and approximately $549 million of outstanding subordinated and junior subordinated debt.
Redemption
On or after          , 2025 (or, if additional Notes are issued after the original issue date, on or after the date that
is 181 days after the issue date of such additional Notes) and prior to          , 20  , we may redeem the Notes at our
option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
1. (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on, 20) on a semi-
annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plusbasis points, less (b) interest accrued to the redemption date; and

2. 100% of the principal amount of the Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
Additionally, we may redeem the Notes at our option , in whole, but not in part, on              , 20  at a
redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date. Additionally, we may redeem the Notes at our option, in
whole or in part, at any time or from time to time on or after            , 20  at a redemption price equal to 100% of the
aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on
U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal
Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, we shall select, as applicable:
(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date
to              , 20  (the “reset date”) (the “remaining life”); or (2) if there is no such Treasury constant maturity on
H.15 exactly equal to the remaining life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the remaining life—and shall interpolate to the reset date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such
Treasury constant maturity on H.15 shorter than or longer than the remaining life, the yield for the single Treasury constant maturity on H.15 closest to the remaining life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m.,
New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the reset date, as applicable. If there is no United States
Treasury security maturing on the reset date but there are two or more United States Treasury securities with a maturity date equally distant from the reset date, one with a maturity date preceding the reset date and one with a maturity date following the reset date, we shall select the United States Treasury security with a maturity date preceding the reset date. If there are two or more United States Treasury securities maturing on the reset date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New
York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United
States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes absent manifest error. Calculations and selections in the foregoing will be made by us or on our behalf by a person designated by us. The trustee shall have no obligation to confirm or verify any such calculation.
Notice of redemption will be sent by us or at our request in an officer’s certificate delivered to the trustee at least five business days before the requested date of delivery (or such shorter period of time as is satisfactory to the trustee) by the trustee by first class mail, by electronic transmission or, with respect to any global note, in accordance with the applicable procedures of DTC, in the name and at the expense of Regions Financial
Corporation, to holders whose Notes are to be redeemed, at least 10 days, but not more than 60 days, before the redemption date. The principal amount of any note remaining outstanding after redemption in part shall be minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
On and after the applicable redemption date, interest will cease to accrue on the Notes or any portion of the
Notes called for redemption unless we default in the payment of the redemption price.
In addition, we may at any time purchase Notes by tender, in the open market or by private agreement, subject to applicable law.
The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.
Merger, Consolidation or Sale of Assets
We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity provided that:
•we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the
United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding Notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the indenture;
•immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing;
•if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the indenture, we or such successor person, as the case may be, shall take steps to secure the Notes equally and ratably with all indebtedness secured in the transaction; and
•certain other conditions that are described in the indenture are met.
Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the Notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Certain Covenants
Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep our and our subsidiaries’ legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our and our subsidiaries’ business as a whole and that its loss is not disadvantageous in any material respect to the holders of the
Notes.
Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.
Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent:
•all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours; and
•all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.
Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will cause to be filed with the SEC the annual reports, quarterly reports and other documents which we would be required to file pursuant to Section 13 or 15(d) of the Exchange Act on or prior to the respective dates by which we are or would be required to file such documents if we were so subject. We will also:
•file with the trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days of the date by which such documents would have been required to be filed with the SEC;
provided, however, that a failure to file copies of any such reports or documents with the trustee shall not give rise to any right to accelerate the payment of principal of or interest on the Notes as described in “—Events of Default, Notice and Waiver;” and
•if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any holder of the Notes.
Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all holders of the Notes), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of the Notes either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders of the Notes expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.
Sale or Issuance of Capital Stock in Principal Subsidiary Bank. We will not be permitted, pursuant to the covenants in the indenture, directly or indirectly, to do any of the following:
•sell, assign, pledge, transfer or otherwise dispose of or permit to be issued any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that principal subsidiary bank; or
•pay any dividend or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and interest on the Notes.
The term “principal subsidiary bank” means any subsidiary bank, the consolidated assets of which constitute
50% or more of our consolidated assets. As of the date of this prospectus supplement, our principal subsidiary bank is Regions Bank. The indenture does not restrict the ability of the principal subsidiary bank to sell or dispose of assets.
The foregoing covenant in the indenture, however, does not prohibit any of the following:
•any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly-
owned subsidiaries;
•the merger or consolidation of a principal subsidiary bank with and into another principal subsidiary bank;
•the sale, assignment, pledge, transfer or other disposition of shares of voting stock of a principal subsidiary bank made by us or any subsidiary where:
•the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;
•the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation, trust or other entity;
•the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank, so long as:
•any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights, and
•after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly-owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;
•any of our principal subsidiary banks selling additional shares of voting stock to its shareholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or
•a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.
Events of Default, Notice and Waiver
Each of the following “Events of Default” set forth in the indenture will be applicable to the Notes:
(1)  we fail for 30 days to pay any installment of interest payable on the Notes;
(2)  we fail to pay the principal of the Notes when due;

(3)  we default in the performance of or breach any other covenant or agreement we made in the indenture with respect to the Notes, which has continued for 60 days after written notice as provided for in accordance with the indenture by the trustee or the holders of at least 25% in principal amount of the
Notes;
(4)  we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us by the trustee or the holders of at least 25% in principal amount of the Notes in accordance with the indenture; and
(5)  certain events of bankruptcy, insolvency or reorganization of us or our principal subsidiary bank occur.
If there is a continuing Event of Default under the indenture with respect to the Notes (except for an Event of Default described in clause (3) above triggered by a failure on our part to file with the trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act), then the trustee or the holders of not less than 25% of the total principal amount of the Notes may declare immediately due and payable the principal amount of the Notes.
However, at any time after a declaration of acceleration with respect to the Notes then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the Notes may rescind and annul such declaration and its consequences if:
•we deposit with the trustee all required payments of the principal of and interest on the Notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the applicable trustee; and
•all Events of Default, other than the nonpayment of accelerated principal of the Notes, have been cured or waived as provided in the indenture.
The indenture also provides that the holders of not less than a majority in principal amount of the Notes may waive any past default with respect to the Notes and its consequences, except a default consisting of:
•our failure to pay the principal of or interest on the Notes; or
•a default relating to a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note.
The trustee is generally required to give notice to the holders of the Notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived.
The indenture provides that no holder of the Notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the trustee of an Event of
Default and the trustee fails to act for 60 days after:
•it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Notes, as well as an offer of indemnity satisfactory to the trustee; and
•no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the Notes.

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the Notes, unless the holders of the Notes have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the Notes not joining in the direction.
Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.
Modification of the Indenture
Modification and amendment of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of the Notes. However, no modification or amendment may, without the consent of each holder affected thereby, do any of the following:
•change the stated maturity or due date of the principal of or interest payable on the Notes or change any place of payment where or the currency in which such principal and interest is payable;
•reduce the principal amount of or the rate or amount of interest on the Notes;
•impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;
•reduce the percentage of the holders of the Notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the indenture; or
•modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants with respect to the Notes, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.
We and the trustee may modify or amend the indenture, without the consent of any holder of the Notes for any of the following purposes:
•to evidence the succession of another person to us as obligor under the indenture;
•to add to the covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon us in the indenture;
•to add Events of Default for the benefit of the holders of the Notes;
•to add or change any provisions of the indenture to facilitate the issuance of Notes in bearer form, or to permit or facilitate the issuance of Notes in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Notes in any material respect. For the avoidance of doubt, the Notes will not be exchangeable for any securities in bearer form or otherwise not registered as to principal or interest for U.S. tax purposes;
•to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall:
•neither (a) apply to any Note created prior to the execution of the supplemental indenture effectuating such addition, change or elimination and entitled to the benefit of such provision, nor

(b) modify the rights of the holder of such Note with respect to such provision, or become effective only when there are no Notes outstanding under the indenture;
•to secure the Notes;
•to evidence and provide for the acceptance or appointment of a successor trustee with respect to the Notes or facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in the indenture;
•to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of the Notes in any material respect;
•to the extent not otherwise inconsistent with the indenture, to conform the terms of the Notes or the indenture with the description set forth in this prospectus supplement;
•to close the indenture with respect to the authentication and delivery of additional Notes or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and
•to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes pursuant to the terms of the indenture; provided that in each case that any such action shall not adversely affect the holders of the Notes in any material respect.
Discharge, Defeasance and Covenant Defeasance
Under the indenture, we may discharge certain obligations to holders of the Notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the trustee funds in
United States dollars in an amount sufficient to pay the entire indebtedness on the Notes, including the principal of and interest payable on the notes to the date of the deposit, if the Notes have become due and payable, or to the maturity date, if the Notes have not yet become due and payable.
We may also elect either of the following:
•to be defeased and discharged from any and all obligations with respect to the Notes (“legal defeasance”); except our obligations to:
•register the transfer or exchange of the Notes,
•replace temporary or mutilated, destroyed, lost or stolen Notes,
•maintain an office or agency for the Notes, and
•to hold moneys for payment in trust; or
•to be defeased and discharged from certain of our obligations under “—Certain Covenants,” including
“—Certain Covenants—Sale or Issuance of Capital Stock in Principal Subsidiary Bank,” with respect to the Notes and our obligations described under “—Merger, Consolidation or Sale of Assets” or, to the extent permitted by the terms of the Notes, our obligations with respect to any other covenant
(“covenant defeasance”).
If we choose to defease and discharge our obligations under the covenants with respect to the Notes, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an Event of Default with respect to the Notes. However, to make either election, we must irrevocably deposit with the trustee, in trust,

an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of (and premium, if any) and interest on the Notes on the relevant scheduled due dates.
We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:
•we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the
Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal
Revenue Service (“IRS”) or a change in applicable United States federal income tax laws occurring after the date of the indenture;
•after the 91st day following the deposit, the trust funds deposited with the trustee to pay the principal of and interest on the Notes on the relevant scheduled due dates will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity;
•any such legal defeasance or covenant defeasance, as the case may be, does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and
•no Event of Default, or event that with notice or lapse of time or both will be an Event of Default, has occurred and is continuing with respect to the Notes.
In the event we effect covenant defeasance with respect to the Notes and the Notes are declared due and payable because of the occurrence of any Event of Default, the amount on deposit with the trustee will still be sufficient to pay amounts due on the Notes on the maturity date but may not be sufficient to pay amounts due on the
Notes at the time of the acceleration resulting from the Event of Default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.
Same-Day Settlement and Payment
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between
DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Trustee
Deutsche Bank Trust Company Americas will act as trustee for the Notes. Deutsche Bank Securities Inc., an affiliate of Deutsche Bank Trust Company Americas, is one of the underwriters in the offering. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with Deutsche Bank Trust Company Americas in the ordinary course of business.
Additionally, we maintain banking relationships with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. These banking relationships include Deutsche Bank Trust Company Americas serving as trustee under the indenture involving our existing debt securities, serving as trustee in connection with trust preferred securities that were issued by our financing trusts, and providing us with general banking services.
Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under the Notes, or upon the occurrence of a default under another indenture under which
Deutsche Bank Trust Company Americas serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Miscellaneous
We, or our affiliates, may from time to time purchase any of the Notes that are then outstanding, by tender in the open market or by private agreement.
Notices
Any notices required to be given to the holders of the Notes will be given to DTC.
Governing Law
The indenture and the Notes are governed by and will be construed in accordance with the laws of the State of
New York.

BOOK-ENTRY, DELIVERY AND FORM
The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC”, will act as securities depository for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Notes, will be issued for the Notes and will be deposited with DTC.
Investors may elect to hold beneficial interests in the global security certificates representing the Notes through either DTC, in the United States, Clearstream Banking, S.A. (“Clearstream”), and Euroclear Bank SA/NV, as
operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations that are participants in these systems.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a
“banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve
System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct
Participants of sales and other securities transactions in deposited securities, through electronic computerized book-
entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of
DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities
Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and
the Financial Industry Regulatory Authority (“FINRA”). Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly
(“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchase of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser (which we refer to as
“beneficial owners”) of the Notes will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect
Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede &
Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect
Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to
Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed,
DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede &
Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the
Notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an event of default under the indenture with respect to the Notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes advise DTC to cease acting as depository for the Notes, we will issue Notes in certificated form (the “Certificated Notes”) in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the Notes represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the Notes represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the Notes for any purpose, including receiving payments of principal or interest.
As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•will not be entitled to have such global security certificates or the Notes represented by these certificates registered in their names;
•will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and
•will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such Notes.
All redemption proceeds, distributions and interest payments on the Notes and all transfers and deliveries of such Notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’
interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Regions will not have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests.
Neither Regions, nor any of the underwriters or the trustee, will have any responsibility for the performance by
DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.
The information in this section concerning DTC and its book-entry system has been obtained from sources that
Regions believes to be accurate, but we assume no responsibility for the accuracy thereof.
Clearstream and Euroclear. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Beneficial interests in the global securities representing the Notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S.
depositary for Clearstream.
Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear
Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear
Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and
Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of
Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and
Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines
(European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and
Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant
purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to the Notes by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC’s settlement date.
The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the initial offering at the offering price and you hold your
Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under any alternative minimum tax or the Medicare contribution tax on net investment income. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•a dealer in securities,
•a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•a bank,
•an insurance company,
•a tax-exempt organization,
•a person that owns Notes that are a hedge or that are hedged against interest rate risks,
•a person that owns Notes as part of a straddle or conversion transaction for tax purposes,
•a person that purchases or sells Notes as part of a wash sale for tax purposes, or
•a United States holder (as defined below) whose functional currency for tax purposes is not the United
States dollar.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect.
These authorities are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.
Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are for United States federal income tax purposes:
•a citizen or individual resident of the United States,
•a domestic corporation,
•an estate whose income is subject to United States federal income tax regardless of its source, or
•a trust (A) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or
(B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S.
person.
If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United
States Holders” below.

Payments of Interest. You will be taxed on interest on your Note as ordinary income at the time you actually or constructively receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for
U.S. federal income tax purposes. In general, however, if the Notes are issued with OID at or above a de minimis threshold, you will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of your regular method of accounting for
U.S. federal income tax purposes.
Purchase, Sale and Retirement of the Notes. Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest
(which will be treated as interest payments), and your tax basis in your Note. Capital gain of a non-corporate United
States holder is generally taxed at preferential rates where the property is held for more than one year. The deduction of capital losses is subject to limitations.
Non-United States Holders
This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:
•a non-resident alien individual,
•a foreign corporation, or
•an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.
If you are a United States holder, this subsection does not apply to you.
Payments of Interest. Subject to the discussions bellow under “FATCA withholding” and “Backup Withholding and Information Reporting”, interest on a Note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing
10% or more of the total voting power of our outstanding stock, (ii) you are not a controlled foreign corporation that is related to us, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS
Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or
(b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent.
This certification requirement may be satisfied with other documentary evidence in the case of a Note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.
If you cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest on the Notes made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide your withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of withholding under the benefit of an applicable income tax treaty; or
(ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.

If you are engaged in a trade or business in the United States and the interest on the Notes is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to United States federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form
W-8ECI or applicable successor form. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.
Purchase, Sale and Retirement of the Notes. Subject to the discussion below under “Backup Withholding and
Information Reporting,” you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Note unless:
•you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or
•the gain is effectively connected with your conduct of a trade or business in the United States.
If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a
United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax
Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements.
Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-
United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that you provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a United States holder, the applicable withholding agent will be required to report to the
IRS all payments of principal, premium, if any, and interest on your Note (unless you are an exempt recipient). In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds from the disposition of a Note by you before maturity within the United States (unless you are an exempt recipient).
Additionally, backup withholding may apply to any such payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as either (i)
you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our Notes by employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of the U.S. Employee Retirement
Income Security Act of 1974, as amended (“ERISA”), plans described in Section 4975 of the Code, including individual retirement accounts (each, an “IRA”) or Keogh Plans, plans subject to any other federal, state, local,
non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively,
“Similar Laws”), and entities whose underlying assets are considered to be “plan assets” of any such plan, account or arrangement.
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA
Plan and its fiduciaries or other interested parties. A fiduciary of a Plan should consider the fiduciary standards of
ERISA or other applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in our Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, if applicable, and any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or any applicable Similar Laws.
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as IRAs or Keogh Plans
(“Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest”
under ERISA or “disqualified persons” under the Code with respect to the Plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties under
ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of
ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section
4975 of the Code, but may be subject to Similar Laws.
The acquisition or holding of our Notes by an Plan or any entity whose underlying assets include “plan assets”
by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters, dealers or agents or any of our or their respective affiliates is a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless our Notes are acquired and held (and to the extent applicable, disposed of) pursuant to an applicable statutory, class or prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or
“PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of our Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE
96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section
4975(d)(20) of the Code provide an exemption for the purchase and sale of certain securities like our Notes, provided that neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more than, and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, our Notes should not be acquired or held by any person investing “plan assets” of any
Plan, unless such acquisition and holding will not constitute (i) a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code or (ii) a similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Any purchaser, holder or subsequent transferee of our Notes or any interest therein will be deemed to have represented by its purchase and holding of our Notes or any interest therein that either (1) it is not a Plan, a Plan
Asset Entity or a Non-ERISA Arrangement and is not purchasing our Notes on behalf of or with the assets of any
Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of our Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan, Plan Asset Entity, or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in our Notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our Notes on behalf of or with the assets of any
Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA and Section 4975 of the Code and the availability of exemptive relief under any of the PTCEs described above, or the potential consequences of any purchase under Similar Laws, as applicable. The acquisition, holding and, to the extent relevant, disposition of our Notes by or to a Plan, Plan Asset Entity or Non-ERISA Arrangement
is in no respect a representation by us, the underwriters, dealers or agents or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan, Plan Asset Entity or Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or
Non-ERISA Arrangement or that such investment is appropriate for any such Plan, Plan Asset Entity or Non-ERISA
Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom Barclays Capital Inc.,
Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Regions Securities LLC
are acting as representatives of the several underwriters named in Schedule I thereto. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of Notes listed next to its name below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Regions Securities LLC
Total	$
The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.
The underwriters propose to offer the Notes initially at the public offering price on the cover page of this
prospectus supplement and to selling group members at that price less a selling concession of        % of the principal
amount of the Notes. The underwriters and the selling group members may allow a discount of      % of the
principal amount of the Notes on sales to other brokers/dealers. After the initial offering of the Notes, the price to public and other selling terms may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject, cancel or modify any order in whole or in part.
The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our
expenses in offering the Notes. We estimate that we will spend approximately $      for expenses, excluding the
underwriting discount, allocable to the offering.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the
Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect thereof.
The underwriters have informed us that they expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the
business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+      ”). Under
Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade
Notes on the date of this prospectus supplement or the next          business days will be required, by virtue of the fact
that the Notes initially will settle in T+        to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.
The Notes are new issues of securities with no established trading market. One or more underwriters have indicated that they intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.
In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies.
Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend.
Conflicts of Interest
Regions Securities LLC, our subsidiary, is participating in this offering of Notes as an underwriter.
Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Regions
Securities LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.
In the future, Regions Securities LLC or our other affiliates may repurchase and resell the Notes in market-
making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices.

Selling Restrictions
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration
Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to EEA Retail Investors
In relation to each member state of the European Economic Area (“EEA”), no Notes have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)  the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended,
“MiFID II”); or
(ii)  a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance
Distribution Directive”, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”);
and
(b)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the
“PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the
EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the
EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to United Kingdom Retail Investors
In relation to the United Kingdom (“UK”), no Notes have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)  the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the
“EUWA”); or
(ii)  a customer within the meaning of the Financial Services and Markets Act 2000 (as amended, the
“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance
Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)  not a qualified investor as defined in Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and
(b)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at persons (a) who are “qualified investors” (as defined in the UK Prospectus Regulation), (b) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (c) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons.
In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.
Each underwriter has represented and agreed that:
(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan
(Act No. 25 of 1948 as amended, the “FIEA”). Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No.
228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of
Japan.
Hong Kong
The Notes (i) have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous
Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong
Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong
Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the
Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification – Solely for the purposes of its obligations pursuant to sections 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), the Issuer has
determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the senior notes are “prescribed capital markets products” (as defined in the CMP) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice
on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the
Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss
Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES
The validity of the Notes offered hereby will be passed upon for Regions by Sullivan & Cromwell LLP, New
York, New York, and certain legal matters will be passed upon on behalf of Regions by Andrew S. Nix, Regions’
Executive Vice President, Assistant Corporate Secretary, Chief Governance Officer and Deputy General Counsel.
The validity of the Notes offered hereby will be passed upon for the underwriters by Cleary Gottlieb Steen &
Hamilton LLP, New York, New York. Sullivan & Cromwell LLP has performed, and may in the future perform, legal services for Regions and its affiliates.
EXPERTS
The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial
Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Regions
Financial Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by
Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
PROSPECTUS

REGIONS FINANCIAL CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units

The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock, depositary shares representing a 1/40th interest in a share of our 6.375% Non-Cumulative Perpetual Preferred Stock, Series B,
depositary shares representing a 1/40th interest in a share of our 5.700% Non-Cumulative Perpetual Preferred Stock,
Series C and depositary shares representing a 1/40th interest in a share of our 4.45% Non-Cumulative Perpetual
Preferred Stock, Series E, are listed on The New York Stock Exchange and trade under the ticker symbols “RF”,
“RFPrB”, RFPrC and “RFPrE”, respectively.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. Regions
Securities LLC (“Regions Securities”) is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and
may participate in distributions of the securities referred to above. Accordingly, because Regions Securities has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA
Rule 5121.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Unless the context requires otherwise, references to “we,” “us,” “our,” “Regions” or similar terms are to Regions
Financial Corporation and its subsidiaries.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus and contained in our annual report on Form 10-K for the year ended
December 31, 2021, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE
COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY
BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER
GOVERNMENTAL AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT
INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES
COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS
OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR
DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated February 24, 2022

TABLE OF CONTENTS

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY
REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND
IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE
TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN
PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT
OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT
AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR
WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY
DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT
INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF
OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE
DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE
THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange
Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings.
The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. This prospectus provides you with a general description of the securities we or any selling security holders to be named in a prospectus supplement may offer.
Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More
Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More
Information.”
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our
SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s web site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under
Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange
Act, in accordance with the Exchange Act and SEC rules, not to have been filed):
•Annual Report on Form 10-K for the year ended December 31, 2021;
•Proxy Statement on Schedule 14A filed March 5, 2021; and
•The description of our common stock contained in our current report on Form 8-K filed on July 1, 2004 with the SEC, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Regions Financial Corporation
Investor Relations
1900 Fifth Avenue North
Birmingham, Alabama 35203
205-264-7040
THE COMPANY
Regions Financial Corporation is a Delaware corporation (NYSE symbol: RF) and financial holding company headquartered in Birmingham, Alabama operating in the South, Midwest and Texas. In addition,
Regions operates several offices delivering specialty capabilities in New York, Washington D.C., Chicago and other locations nationwide. Regions provides financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services and wealth and investment services. Further, Regions and its subsidiaries deliver specialty capabilities including merger and acquisition advisory services, capital market solutions, home improvement lending and others. Through its subsidiary, Regions Bank, Regions operates 1,302 banking offices and 2,068 ATMs (as of December 31, 2021). At December 31, 2021, Regions
had total consolidated assets of approximately $162.9 billion, total consolidated deposits of approximately
$139.1 billion and total consolidated shareholders’ equity of approximately $18.3 billion. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”
Regions is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.
Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and
our telephone number at that address is (800) 734-4667.
RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Andrew S. Nix, our Executive Vice President and Chief Governance Officer, or such other legal officer as we may designate from time to time, and Sullivan & Cromwell LLP, New York, New York.
Mr. Nix beneficially owns shares of our common stock and Sullivan & Cromwell LLP regularly performs legal services for us. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial
Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of
Regions Financial Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the
Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$% Fixed Rate / Floating Rate Senior Notes due 20

September, 2024

Barclays
Citigroup
Deutsche Bank Securities
UBS Investment Bank
Regions Securities LLC